                                                                   EXHIBIT 10.38

                  LMX CATASTROPHE QUOTA SHARE RETROCESSIONAL

                          REINSURANCE PLACEMENT SLIP
                          --------------------------

COMPANY:            Continental Casualty Company Illinois

EFFECTIVE:          Losses occurring on original contracts written or renewed
                    with effective dates during the 12 month term beginning
                    January 1, 1998

                    Cessions in force to run off until natural expiry, plus an additional 12 month period should an original contract be renewed at original reinsured's option. In addition, Retrocessionaires will remain liable as respects run-off obligations under each original cession in force at the time of expiration.

                    In the event a Retrocessionaire opts not to continue its participation on the agreement replacing this Agreement, it will remit to the Retrocedent 90% of the Retrocessionaire's share of the positive balance of premium received, less losses paid, and less ceding commission and other commissions paid within 30 days after Agreement expiration. This provision will not apply in the event that this Agreement is not renewed.

BUSINESS
COVERED: London Market Catastrophe Excess of Loss business, where 100% of the layer is written by the Retrocedent and coded Product Type 6308.

EXCLUSIONS:         As per original contracts.

TERRITORY:          Losses wheresoever arising

LIMIT:              LAYER A
                    -------

                    33.33% Quota Share of $20,000,000 (or $6,666,000) of
                    aggregate cover any one occurrence. Subject to a maximum of up to 33.33% of $5,000,000 (or $1,666,500) any one
                    occurrence, any one original reinsured. Minimum net retention of 66.67% of $5,000,000 (or $3,333,500) of all cessions to Agreement.



AR 1846 -- Effective 1/1/98
(Issued 9/16/97) DMH              Page 1 of 7

CONTINENTAL CASUALTY COMPANY                              LMX QUOTA SHARE RETRO



LIMIT:
(CON'T.)                 LAYER B
                         -------

                         33.33% Quota Share of $17,500,00 (or $5,832,750) of
                         aggregate cover any one occurrence. Subject to a maximum of up to 33.33% of $5,000,000 (or $1,666,500)
                         any one occurrence, any one original reinsured. Minimum net retention of 66.67% of $5,000,000 (or $3,333,500)
                         of all cessions to Agreement.

RATE: Original Gross Reinsurance Premium less any commissions paid under reinsured original contracts and ceding commission.

CEDING
COMMISSION:              3.0% (FLAT)

WARRANTY:                The Retrocedent and Retrocessionaires hereunder will
                         retain all business subject to this Agreement net and unreinsured in any way, subject to limits in Limit
                         Section.

FUNDING OF RESERVES:     Letters of Credit (Citibank Scheme) as required by
                         Retrocedent, in respect of unearned premium and known outstanding losses reported to Retrocessionaires, excluding losses incurred but not reported to Retrocessionaires, in compliance with statutory/regulatory requirements from non-admitted
                         Retrocessionaires only.

CASH LOSSES:             $250,000 (on a 100% basis).

REPORTS & REMITTANCES:   As attached.

CURRENCY:                All transactions hereunder to be in U.S. Dollars.
                         Losses in other currencies to be converted to U.S.
                         Dollars at the same rates of exchange used by the Retrocedent in its own books.

WORDING:                 As expiring.

AR 1846-98 -- Effective 1/1/98
Issued 9/16/97)                    Page 2 of 7

CONTINENTAL CASUALTY COMPANY                            LMX QUOTA SHARE RETRO



GENERAL
CONDITIONS:         Retrocessionaires will be subject to the same terms, rates, and conditions as original and will follow original settlements made by the Retrocedent.

                    Arbitration Clause
                    Inter-Company Pooling Clause
                    Confidentiality Clause (per attached)
                    Salvage and Subrogation Clause
                    Settlements Clause (per attached)
                    Offset Clause (this Agreement only, except that in the event of insolvency, offset will be allowed per applicable regulation)
                    ECO Clause
                    Delays, Errors, or Ommissions Clause
                    Amendments Clause
                    Access to Records Clause (per attached)
                    Interest Penalty Clause (per attached)
                    Insolvency Clause
                    Arbitration Clause
                    Taxes Clause
                    Federal Excise Tax Clause
                    Service of Suit Clause
                    Aon Re Inc. Intermediary Clause


AR 1846-98 -- Effective 1/1/98
(Issued 9/16/97) DMH              Page 3 of 7

CONTINENTAL CASUALTY COMPANY                               LMX QUOTA SHARE RETRO


We ask that you review the terms and conditions set forth hereinabove. Assuming that you find everything to be in order, please indicate your acceptance and approval by signing and returning one copy of this Final Placement Slip to Aon Re Inc.

                   [LOGO OF LASALLE RE LIMITED APPEARS HERE]


REINSURER: LaSalle Re Limited
           --------------------------------------------------------------

THRU:____________________________________________________________________

SIGNED                                              REFERENCE
LINE:      47.5%                                    NUMBER:  1739/98
     -------------------------------------------           --------------
               (LAYER A)

SIGNED                                              REFERENCE
LINE:     31.43%                                    NUMBER:  2790/98
     -------------------------------------------           --------------
               (LAYER B)

ACCEPTED &
APPROVED BY:  /s/ Graham Waite                      DATED: 14th November, 1998
            -----------------------------------            -------------------
            Graham Waite - Vice President

(FOR PROCESSING PURPOSES IT IS IMPORTANT THAT YOU PROVIDE YOUR COMPANY'S REFERENCE NUMBER FOR THIS PROGRAM.)


AR 1846-98 -- Effective 1/1/98
(Issued 9/16/97) DMH              Page 4 of 7

CONTINENTAL CASUALTY COMPANY                           LMX QUOTA SHARE RETRO

                            REPORTS AND REMITTANCES
                            -----------------------

Within 30 days after the close of each quarter, the Retrocedent shall furnish the Retrocessionaires with a report summarizing the gross premium, commission allowed on the gross premium, premium ceded less return premium and commission, losses paid, loss expenses paid, salvage recovered, and net balance due either party. The quarterly report also shall contain a statement showing the total reserves for outstanding losses including loss expenses and a list of all catastrophic code numbers assigned by the Property Claims Services division of the American Insurance Services Group, Inc. for paid and outstanding catastrophe losses and expenses incurred during the quarter. All amendments or adjustments, including reinstatement premium, shall be accounted for on a year-of-account basis. Amounts due the Retrocessionaires shall be remitted with said report. Amounts due the Retrocedent shall be remitted within 30 days following receipt of report.

Within 60 days following the expiration of the Agreement, the Retrocedent shall furnish the Retrocessionaires with a report detailing the unearned premium, calculated on a monthly pro rata basis, as well as the December 31st state of losses. The Retrocedent shall also furnish the Retrocessionaires with any additional information they may require to prepare their financial statements.

Should payment due from the Retrocessionaires exceed their share of $250,000, the Retrocedent may give the Retrocessionaires notice of payment made or its intention to make payment on a certain date. If the Retrocedent has paid the loss, payment shall be made by the Retrocessionaires immediately. If the Retrocedent intends to pay the loss by a certain date and has submitted a proof of loss or similar document, payment shall be due from the Retrocessionaires 24 hours prior to that date, provided the Retrocessionaires have a period of five working days after receipt of said notice to dispatch the payment. Cash loss amounts specifically remitted by the Retrocessionaires as set forth herein shall be credited to their next quarterly account.


                                CONFIDENTIALITY
                                ---------------


It is a condition precedent to any indemnification under this Agreement that the Retrocedent shall not disclose any details of this Agreement at any time to any third party without the approval of the Retrocessionaires. Notwithstanding the foregoing, the Retrocedent may disclose details of this Agreement to Names and their agents, auditors, accountants, and other third parties as may be required in order to comply with law or with the bylaws of Lloyd's, provided that they themselves respect the confidentiality of this undertaking.

AR 1846-98 -- Effective 1/1/98
(Issued 9/16/97) DMH              Page 5 of 7

CONTINENTAL CASUALTY COMPANY                               LMX QUOTA SHARE RETRO

                                  SETTLEMENTS
                                  -----------

The Retrocedent shall have the right to settle all claims under its original contracts. All settlements, provided they are within the terms of this Agreement, shall be unconditionally binding on the Retrocessionaires in proportion to their participation in the Agreement, upon provision by the Retrocedent of the following: identification of loss including date and documented settlement/loss amounts and expenses received by the Retrocedent subject to this Agreement.

Inadvertent omission in dispatching the aforementioned documentation will in no way affect the obligation of the Retrocessionaires under Retrocedent informs the Retrocessionaires of such omission promptly upon discovery.

                               ACCESS TO RECORDS
                               -----------------

The Retrocessionaires, or their duly accredited representatives, shall have access to the books and records of the Retrocedent on matters reasonably relating to this reinsurance at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter hereof. Except as provided in the following sentence, access to premium records is restricted to within four years of the expiration of this Agreement. A Retrocessionaire shall be permitted access to premium records subsequent to the aforementioned period only on the condition that either a) there are no balances payable hereunder by the Retrocessionaire which are overdue as provided in the Interest Penalty Article of this Agreement, or b) the Retrocessionaire has funded all balances due hereunder in an interest-bearing trust fund or with a Letter of Credit as hereinafter provided.

Should the Retrocessionaire choose option b) of the foregoing paragraph, the Retrocessionaire agrees to provide the Retrocedent a Trust Agreement established at Morgan Guaranty Trust Company of New York, New York, or at a mutually agreed successor Trustee, or a clean, irrevocable, and evergreen Letter of Credit, issued by Morgan Guaranty Trust Company of New York, New York, or by a mutually agreed bank, of which the Retrocedent shall be the beneficiary, which shall secure in full all balances due from the Retrocessionaire to the Retrocedent with respect to this Agreement. Such Trust Agreement and/or Letter of Credit shall be established under the laws of the state of New York and shall meet all requirements of the state regulatory authorities applicable to the Retrocedent. The Retrocessionaire is responsible for all costs associated with providing such Trust Agreement and/or Letters of Credit as required under this Article.

AR 1846-98 -- Effective 1/1/98
(Issued 9/16/97) DMH               Page 6 of 7

CONTINENTAL CASUALTY COMPANY                               LMX QUOTA SHARE RETRO

                               INTEREST PENALTY
                               ----------------

The interest amounts provided for in this Article will apply to the Retrocessionaires or to the Retrocedent in the following circumstances:

     A. Loss payment owed by the Retrocessionaires to the Retrocedent shall have a due date to the Retrocedent of 90 calendar days following the date of the billing/proof of loss.

     B. Payment of any premium shall be due to the Retrocessionaires within 90 calendar days of the date specified in this Agreement. Any premium adjustments shall be due by the debtor party within 150 calendar days of the expiry of this Agreement.

     C. Payment on return of premiums, commissions, profit sharing, or any amounts not provided in paragraphs A. or B. above, shall have the due date as specified in this Agreement. If no due date is specified, the due date shall be 90 days following the date of billing.

     D. Failure by the Retrocessionaire or the Retrocedent to comply with their respective payment obligations within the time periods as herein provided will result in a compound interest penalty payable at a rate equal to the 90-day Treasury Bill rate as published in the Money Rate Section or any successor section of The Wall Street Journal on the
                                              -----------------------
          first business day following the date a remittance becomes due, plus 1% per annum, to be compounded and adjusted quarterly. Any interest which occurs pursuant to this Article shall be calculated by the party to which it is owed. The accumulation of the number of days that any payment is past due will stop on the date that the Intermediary, where applicable, receives payment.

     E. The validity of any claim or payment may be contested under the provisions of this Agreement. If the debtor party prevails in an arbitration or any other proceeding, there shall be no interest penalty due. Otherwise, any interest will be calculated and due as outlined above.

     F. If a Retrocessionaire advances payment of any claim it is contesting, and prevails in the contest, the Retrocedent shall return such payment plus pay interest on same, calculated as per the provisions of this Article.

     G. Any interest that occurs pursuant to this Article may be waived by the party to which it is owed. Further, any interest which is calculated pursuant to this Article that is $100 or less shall be waived. Waiver of such interest, however, shall not affect the waiving party's rights to similar interest for any other failure by the other party to make payment when due under this Article.

     H. Nothing in this Article shall diminish any legal remedies that either party may have against the other.

AR 1846-98 -- Effective 1/1/98
(Issues 9/16/97) DMH              Page 7 of 7

             LMX CATASTROPHE QUOTA SHARE RETROCESSIONAL AGREEMENT
             ----------------------------------------------------


                                                                 ARTICLE   PAGE
                                                                 -------   ----
COVERAGE                                                              I      2
TERM                                                                 II      3
TERRITORY                                                           III      4
EXCLUSIONS                                                           IV      4
DEFINITIONS                                                           V      4
REINSURANCE PREMIUM AND CEDING COMMISSION                            VI      5
EXTRA CONTRACTUAL OBLIGATIONS                                       VII      6
REPORTS AND REMITTANCES                                            VIII      6
RESERVES AND FUNDING                                                 IX      7
INTEREST PENALTY                                                      X     10
SETTLEMENTS                                                          XI     11
OFFSET                                                              XII     11
SALVAGE AND SUBROGATION                                            XIII     12
WARRANTY                                                            XIV     12
DELAYS, ERRORS, OR OMISSIONS                                         XV     12
AMENDMENTS                                                          XVI     13
ACCESS TO RECORDS                                                  XVII     13
CONFIDENTIALITY                                                   XVIII     14
INSOLVENCY                                                          XIX     14
ARBITRATION                                                          XX     16
TAXES                                                               XXI     18
FEDERAL EXCISE TAX                                                 XXII     18
CURRENCY                                                          XXIII     18
SERVICE OF SUIT                                                    XXIV     19
INTER-COMPANY POOLING ARRANGEMENT                                   XXV     20
INTERMEDIARY                                                       XXVI     21

AR 1846-A-99 -- 1/1/98
(12/11/97)                            1

             LMX CATASTROPHE QUOTA SHARE RETROCESSIONAL AGREEMENT
             ----------------------------------------------------

     THIS AGREEMENT is made and entered into by and between CONTINENTAL CASUALTY COMPANY, an Illinois corporation, (hereinafter called the "Retrocedent") of the one part, and the various Retrocessionaires as identified by the attached Interests and Liabilities Agreements (hereinafter called the "Retrocessionaires") of the other part.

     WITNESSETH:

     That in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

COVERAGE
--------

     The Retrocedent shall cede to the Retrocessionaires, and the Retrocessionaires shall accept, a 33.33% of $5, 000,000 (i.e, $1,666,500) quota share participation in respect to all original contracts written or renewed by the Retrocedent with an effective date during the term of this Agreement and classified by the Retrocedent as "London Market Catastrophe Excess of Loss Reinsurance," where 100% of the layer is written by the Retrocedent and coded Product Type 6308.

     The limit of liability to the Retrocessionaires shall not exceed 33.33% of $5,000,000 (i.e., $1,666,500) any one occurrence, any one original reinsured, subject to an aggregate limitation of no more than 33.33% of $20,000,000 (i.e., $6,666,000) any one occurrence. Should any loss involve this reinsurance, the obligation of the Retrocessionaires shall be automatically reinstated as to any subsequent loss for the full

AR 1846-A-98 -- 1/1/98
(12/11/97)                             2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     amount of reinsurance as set forth above. The Retrocedent shall retain a minimum of 66.67% of $5,000,000 (i.e., $3,333,500) of all cessions to this Agreement net.

          All reinsurance for which the Retrocessionaires shall be obligated by virtue of this Agreement shall be subject to the same terms, rates, conditions, interpretations, waivers, modifications, and alterations as the respective original contracts of the Retrocedent to which this reinsurance applies. Nothing herein shall in any manner create any obligations or establish any rights against the Retrocessionaires in favor of any third parties or any persons not parties to this Agreement except as provided in the Insolvency Article. The Retrocedent shall be the sole judge of what constitutes any one occurrence, any one original reinsured.

                                  ARTICLE II
                                  ----------

     TERM
     ----

          This Agreement shall apply to all losses occurring on original contracts written or renewed with an effective date during the 12-month period commencing January 1, 1998, 12:01 a.m. Standard Time. The Retrocessionaires shall remain liable for all losses under original contracts in force until their expiration or renewal dates, whichever come first, plus an additional 12 month period should an original contract be renewed at an original reinsured's option. In addition, the Retrocessionaires shall remain liable as respects any run-off obligations under the original contracts covered hereunder.

          In the event a Retrocessionaire opts not to continue its participation on the agreement replacing this Agreement, the Retrocessionaire shall remit to the Retrocedent 90% of the Retrocessionaire's share of the positive balance of premium received, less

AR 1846-A-98 -- 1/1/98
(12/11/97)
     losses paid, and less ceding and other commissions within 30 days after the termination of the Agreement. This provision shall not apply in the event this Agreement is not renewed.

          Notwithstanding the cancellation of this Agreement as hereinabove provided, its provisions shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to such termination shall be fully performed and discharged.


                                  ARTICLE III
                                  -----------

     TERRITORY
     ---------

          This Agreement shall apply to losses wheresoever arising.


                                  ARTICLE IV
                                  ----------

     EXCLUSIONS
     ----------

          No indemnity shall be provided hereunder for any liability excluded under the Retrocedent's original contracts.


                                   ARTICLE V
                                   ---------

     DEFINITIONS
     -----------

          "Original contracts" as used in this Agreement shall mean reinsurance treaties, binders, cover notes, slips, policies, contracts, or agreements, whether written or oral.

          "Occurrence" as used in this Agreement is defined as on the original contracts covered hereunder.

AR 1846-A-98 -- 1/1/98
(12/11/97)                             4

     "Loss" as used in this Agreement shall mean the amount of any settlement, award, or judgment paid by the Retrocedent or for which the Retrocedent has become liable to pay after deduction of all recoveries, salvages, subrogations, and other reinsurances whether recovered or not. Loss shall not include loss expense, unless the original contracts reinsured hereunder define loss as including loss expense.

     "Loss expense" as used in this Agreement shall mean all expenses incurred by the Retrocedent in the investigation, appraisal, adjustment, litigation and/or defense of claims under original contracts reinsured hereunder, including court costs and interest accrued before and after final judgment, but excluding internal office expenses, salaries, and other remuneration of regular employees (other than staff field adjusters) of the original reinsureds or the Retrocedent. The Retrocessionaires shall bear their pro rata shares of all such loss expense (unless defined as part of loss in reinsured original contracts) and shall benefit pro rata in all salvages, subrogations, discounts, and other recoveries.

                                  ARTICLE VI
                                  ----------

REINSURANCE PREMIUM AND CEDING COMMISSION
-----------------------------------------

     The Retrocedent shall cede to the Retrocessionaires their proportionate share of the original premium on all contracts written or renewed with an effective date on or after the inception of this Agreement for the business described in the Coverage Article, less the ceding commission set forth below.

     The Retrocessionaires shall allow the Retrocedent a 3% flat ceding commission in addition to any commissions being paid under the original contracts reinsured hereunder.

AR 1846-A-98 -- 1/1/98
(12/11/97)

                                  ARTICLE VII
                                  -----------

EXTRA CONTRACTUAL OBLIGATIONS
-----------------------------

     This Agreement shall protect the Retrocedent, within the limits hereof, for liability incurred in accordance with the provisions of the extra contractual obligations clauses contained in the original contracts covered hereunder.


                                 ARTICLE VIII
                                 ------------

REPORTS AND REMITTANCES
-----------------------

     Within 30 days after the close of each quarter, the Retrocedent shall furnish the Retrocessionaires with a report summarizing the gross premium, commission allowed on the gross premium, premium ceded less return premium and commission, losses paid, loss expenses paid, salvage recovered, and net balance due either party. The quarterly report also shall contain a statement showing the total reserves for outstanding losses including loss expenses and a list of all catastrophe code numbers assigned by the Property Claim Services division of American Insurance Services Group, Inc. for paid and outstanding catastrophe losses and loss expense incurred during the quarter. All amendments or adjustments, including reinstatement premium, shall be accounted for on a year-of-account basis. Amounts due the Retrocessionaires shall be remitted with said report. Amounts due the Retrocedent shall be remitted within 30 days following receipt of the report.

     Within 60 days following the expiration of this Agreement, the Retrocedent shall furnish the Retrocessionaires with a report detailing the unearned premium, calculated on a monthly pro rata basis, as well as the December 31st state of losses. The Retrocedent

AR 1846-A-98 -- 1/1/98
(12/11/97)                              6
shall also furnish the Retrocessionaires with any additional information they may require to prepare their financial statements.

     Should payment due from the Retrocessionaires exceed their share of $250,000, the Retrocedent may give the Retrocessionaires notice of payment made or its intention to make payment on a certain date. If the Retrocedent has paid the loss, payment shall be made by the Retrocessionaires immediately. If the Retrocedent intends to pay the loss by a certain date and has submitted a proof of loss or similar document, payment shall be due from the Retrocessionaires 24 hours prior to that date, provided the Retrocessionaires have a period of five working days after receipt of said notice to dispatch the payment. Cash loss amounts specifically remitted by the Retrocessionaires as set forth herein shall be credited to their next quarterly account.


                                  ARTICLE IX
                                  ----------

RESERVES AND FUNDING
--------------------

     (This Article is only applicable to those Retrocessionaires who cannot qualify for credit by each governmental authority having jurisdiction over the Retrocedent's reserves.)

     As regards original contracts issued by the Retrocedent coming within the scope of this Agreement, the Retrocedent agrees that, when it files with the Insurance Department or sets up on its books reserves for known losses that have been reported to the Retrocessionaires (including loss and loss expense paid by the Retrocedent and loss and loss expense reported and outstanding) and/or reserves for unearned premium, which it is required by law to set up, it shall forward to the Retrocessionaires a statement showing the proportion of such loss reserves applicable to them. The Retrocessionaires hereby

AR 1846-A98 -- 11/1/98
(12/11/97)
agree that they shall fund such reserves by claims advances, Letters of Credit, or a combination thereof. The Retrocessionaires shall have the option of determining the method of funding, provided it is acceptable to the Retrocedent and the applicable regulatory authorities.

     If the Retrocessionaires' choice of funding is or includes a Letter of Credit, the Retrocessionaires hereby agree that they shall apply for and secure delivery to the retrocedent of a clean, irrevocable, and unconditional Letter of Credit, dated on or before December 31 of the year in which the request is made, and issued by Citibank, N.A., and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Retrocedent's reserves, in an amount equal to the Retrocessionaire's proportion of such reserves applicable to them as shown in the statement prepared by the Retrocedent. Under no circumstances shall any amount relating to reserves in respect of Incurred But Not Reported losses be included in the amount of the Letter of Credit.

     The Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date Citibank N.A. notifies the Retrocedent by registered mail that it elects not to consider the Letter of Credit extended for any additional period.

     Notwithstanding any other provisions of this Agreement, the Retrocedent or its court-appointed successor in interest may draw upon the claims advances and/or Letters of Credit at any time without diminution because of the insolvency of the Retrocedent or of any Retrocessionaire for one or more of the following purposes only:

AR 1846-A-98 -- 1/1/98
(12/11/97)                             8

     A. To reimburse the Retrocedent for the Retrocessionaire's share of unearned premium on original contracts reinsured hereunder or account of cancellations of such original contracts.

     B. To pay the Retrocessionaires share or to reimburse the Retrocedent for the Retrocessionaire's share of any loss reinsured by this Agreement, which has not been otherwise paid.

     C. To make refund of any sum in excess of the actual amount required to pay the Retrocessionaire's share of any liability reinsured by this Agreement.

     D. In the event of non-extension of the Letter of Credit as provided for above, to establish deposit of the Retrocessionaire's share for unearned premium and/or losses, including reserves for incurred but not reported losses under this Agreement. Such cash deposit shall be held in an interest bearing account separate from the Retrocedent's other assets, and interest thereon shall accrue to the benefit of the Retrocessionaires.

     Citibank, N.A. shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Retrocedent or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Retrocedent.

     At annual intervals, or more frequently as agreed but never more frequently than semi-annually, the Retrocedent shall prepare and forward to the Retrocessionaires a statement to reflect the Retrocessionaires' share of reserves for losses and/or unearned premium. If the statement shows that the Restrocessionaires' share of such reserves exceeds the balance available through claims advances and/or Letters of Credit as of the statement date, the Retrocessionaires shall, within 30 days after receipt of notice of such excess, make an adjustment to increase the amount available. If, however, the statement shows that the Retrocessionaires' share of such reserves is less than the balance available through the chosen method of funding as of the statement date, the Retrocedent shall,

AR 1846-A-98 -- 1/1/98
(12/11/97)
                                       9
within 30 days after receipt of written request from the Retrocessionaires, release such excess credit by making the appropriate adjustment.


                                   ARTICLE X
                                   ---------

INTEREST PENALTY
----------------

     The interest amounts provided for in this Article will apply to the Retrocessionaires or to the Retrocedent in the following circumstances:

     A. Loss payments owned by the Retrocessionaires to the Retrocedent shall have a due date to the Retrocedent of 90 calendar days following the date of the billing/proof of loss.

     B. Payment of any premium shall be due the Retrocessionaires within 90 calendar days of the date specified in this Agreement. Any premium adjustments will be due by the debtor party within 150 calendar days of the expiry of this Agreement.

     C. Payment on return of premiums, commissions, profit sharing, or any amounts not provided in paragraphs A. or B. above, shall have the due date as specified in this Agreement. If no due date is specified, the due date shall be 90 days following the date of billing.

     D. Failure by a Retrocessionaire or the Retrocedent to comply with their respective payment obligations within the time periods as herein provided will result in a compound interest penalty payable at a rate equal to the 90-day Treasury Bill rate as published in the Money Rate Section or any successor section of The Wall Street Journal on the
                                              -----------------------
          first business day following the date a remittance becomes due, plus 1% per annum, to be compounded and adjusted quarterly. Any interest which occurs pursuant to this Article shall be calculated by the party to which it is owed. The accumulation of the number of days that any payment is past due will stop on the date that the Intermediary, where applicable, receives payment.

     E. The validity of any claim or payment may be contested under the provisions of this Agreement. If the debtor party prevails in an arbitration or any other proceeding, there shall be no interest penalty due. Otherwise, any interest will be calculated and due as outlined above.

     F. If a Retrocessionaire advances payment of any claim it is contesting, and prevails in the contest, the Retrocedent shall return such payment plus pay interest on same, calculated as per the provisions of this Article.

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                                      10

     G. Any interest that occurs pursuant to this Article may be waived by the party to which it is owed. Further, any interest which is calculated pursuant to this Article that is $100 or less shall be waived. Waiver of such interest, however, shall not affect the waiving party's rights to similar interest for any other failure by the other party to make payment when due under this Article.

     H. Nothing in this Article shall diminish any legal remedies that either party may have against the other.


                                  ARTICLE XI
                                  ----------

SETTLEMENTS
-----------

     The Retrocedent shall have the right to settle all claims under its original contracts. All settlements, provided they are within the terms of this Agreement, shall be unconditionally binding on the Retrocessionaires in proportion to their participation in the Agreement, upon provision by the Retrocedent of the following: identification of loss including date and documented settlement/loss amounts and expenses received by the Retrocedent subject to this Agreement.

     Inadvertent omission in dispatching the aforementioned documentation will in no way affect the obligation of the Retrocessionaires under this Agreement, provided the Retrocedent informs the Retrocessionaires of such omission promptly upon discovery.


                                  ARTICLE XII
                                  -----------

OFFSET
------

     The Retrocedent or any Retrocessionaire hereunder shall be entitled to deduct from amounts due the other party under this Agreement any amounts due itself from the other party under this Agreement; however, in the event of the insolvency of any party hereto, offset shall be in accordance with applicable law.

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

                                 ARTICLE XIII
                                 ------------

SALVAGE AND SUBROGATION
-----------------------

     The Retrocessionaires shall be credited with their share of salvage and/or subrogation in respect of claims and settlements under this Agreement, less their share of recovery expense. Unless the Retrocedent and the Retrocessionaires agree to the contrary, the Retrocedent shall enforce its right to salvage and/or subrogation and shall prosecute all claims arising out of such right.

                                  ARTICLE XIV
                                  -----------

WARRANTY
--------

     It is hereby warranted that the Retrocedent and the Retrocessionaires hereon shall retain all business subject to this Agreement net and unreinsured in any way, subject to the limits expressed in the Coverage Article.

                                  ARTICLE XV
                                  ----------

DELAYS, ERRORS, OR  OMISSIONS
-----------------------------

     Inadvertent delays, errors, or omissions made in connection with this Agreement shall not relieve either party from any liability which should have attached to either party had such delay, error, omission not occurred, provided always that such error or omission is rectified immediately upon discovery.

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                                      12

                                  ARTICLE XVI
                                  -----------

AMENDMENTS
----------

     This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Retrocedent and the Retrocessionaires by addenda hereto which will then constitute a part of this Agreement.

                                 ARTICLE XVII
                                 ------------

ACCESS TO RECORDS
-----------------

     The Retrocessionaires, or their duly accredited representatives, shall have access to the books and records of the Retrocedent on matters reasonably relating to this reinsurance at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter hereof. Except as provided in the following sentence, access to premium records is restricted to within four years of the expiration of this Agreement. A Retrocessionaire shall be permitted access to premium records subsequent to the aforementioned period only on the condition that either: a) there are no balances payable hereunder by the Retrocessionaire which are overdue as provided in the Interest Penalty Article of this Agreement, or b) the Retrocessionaire has funded all balances due hereunder in an interest-bearing trust fund or with a Letter of Credit as hereinafter provided.

     Should a Retrocessionaire choose option b) of the foregoing paragraph, the Retrocessionaire agrees to provide the Retrocedent a Trust Agreement established at Morgan Guaranty Trust Company of New York, New York, or at a mutually agreed successor Trustee, or a clean, irrevocable, and evergreen Letter of Credit, issued by

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

Morgan Guaranty Trust Company of New York, New York, or by a mutually agreed bank, of which the Retrocedent shall be the beneficiary, which shall secure in full all balances due from the Retrocessionaire to the Retrocedent with respect to this Agreement. Such Trust Agreement and/or Letter of Credit shall be established under the laws of the state of New York and shall meet all requirements of the state regulatory authorities applicable to the Retrocedent. The Retrocessionaires is responsible for all costs associated with providing such Trust Agreement and/or Letters of Credit as required under this Article.

                                 ARTICLE XVIII
                                 -------------

CONFIDENTIALITY
---------------

     It is a condition precedent to any indemnification under this Agreement that the Retrocedent shall not disclose any details of this Agreement at any time to any third party without the approval of the Retrocessionaires. Notwithstanding the foregoing, the Retrocedent may disclose details of this Agreement to Names and their agents, auditors, accountants, and other third parties as may be required in order to comply with law or with the bylaws of Lloyd's, provided that they themselves respect the confidentiality of this undertaking.

                                  ARTICLE XIX
                                  -----------

INSOLVENCY
----------

     In the event of the Retrocedent's insolvency, the reinsurance afforded by this Agreement shall be payable by the Retrocessionaires on the basis of the Retrocedent's liability under the original contracts reinsured without diminution because of the Retrocedent's insolvency or because its liquidator, receiver, conservator, or statutory

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

successor has failed to pay all or a portion of any claims, subject however to the right of the Retrocessionaires to offset against such funds due hereunder, any sums that may be payable to them by said insolvent Retrocedent in accordance with the Offset Article. The reinsurance shall be payable by the Retrocessionaires directly to the Retrocedent, its liquidator, receiver, conservator, or statutory successor except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the Retrocedent's insolvency or (b) where the Retrocessionaires, with the consent of the direct insured or insureds, have assumed such policy obligations of the Retrocedent as direct obligations of themselves to the payees under such policies in substitution for the Retrocedent's obligation to such payees.

     The Retrocedent's liquidator, receiver, conservator, or statutory successor shall give written notice of the pendency of a claim against the Retrocedent under the original contracts within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Retrocessionaires may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at their own expense, any defense that they may deem available to the Retrocedent, its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Retrocessionaires shall be chargeable against the Retrocedent, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit shall accrue to the Retrocedent solely as a result of the defense undertaken by the Retrocessionaires. Where two or more Retrocessionaires are involved in the same claim, and a majority in interest elect to interpose defense to such claim, the expense shall be


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

apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Retrocedent.

          In the event of insolvency of the Retrocedent, the Retrocessionaires under this Agreement shall have all rights, as more fully set forth in Section 173 of Illinois Insurance Code, as amended.

                                  ARTICLE XX
                                  ----------

ARBITRATION
-----------

          In the event of any arbitration between the Retrocedent and its reinsureds under the terms of any original contract, the Retrocessionaires agree unreservedly to abide by the result of such arbitration.

          As a condition precedent to any right of action hereunder, any dispute arising out of this Agreement, whether arising before or after termination, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in Chicago, Illinois unless otherwise agreed.

          The members of the board of arbitration shall be active or retired, disinterested officials of insurance or reinsurance companies or Underwriters at Lloyd's, London. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the claimant shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, they shall request the American Arbitration Association to appoint an umpire. Both parties shall be promptly notified, in writing, of the appointment of the umpire.

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                                      16

          The claimant shall submit its initial brief within 20 days from the appointment of the umpire. The respondent shall submit its brief within 20 days thereafter, and the claimant may submit a reply brief within 10 days after filing of the respondent's brief.

          The board shall make its decision with due regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction thereof.

          If more than one Retrocessionaire is involved in the same dispute, all such Retrocessionaires shall constitute and act as one party for purposes of this Article, and communications shall be made by the Retrocedent to each of the Retrocessionaires constituting the one party, provided that nothing therein shall impair the rights of the Retrocessionaires to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Retrocessionaires under the terms of this Agreement from several to joint.

          Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

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

                                  ARTICLE XXI
                                  -----------

TAXES
-----

     The Retrocedent shall pay all taxes (except for Federal Excise Tax) on premiums reported to the Retrocessionaires on this Agreement.

                                 ARTICLE XXII
                                 ------------

FEDERAL EXCISE TAX
------------------

     (This Article applies to Retrocessionaires domiciled outside the United States of America, excepting Lloyd's London Underwriters and other Retrocessionaires exempt from Federal Excise Tax).

     The Retrocessionaires shall allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Service Code) to the extent such premium is subject to such tax. In the event of any return of premium, the Retrocessionaires shall deduct the applicable percentage of the return premium payable hereon and the Retrocedent or its agent shall recover such tax from the United States government.

                                 ARTICLE XXIII
                                 -------------

CURRENCY
--------

     The sign "$" in this Agreement refers to United States of America Dollars and all payments hereunder shall be made in that currency. All amounts paid or received by the Retrocedent in any other currency shall be converted into United States of America Dollars at the rate of exchange on the Retrocedent's books when such payment is made or received.


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                                      18

                                 ARTICLE XXIV
                                 ------------

SERVICE OF SUIT
---------------

     (This Article applies to Retrocessionaires domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Retrocedent and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

     In the event any Retrocessionaire hereon fails to pay any amount or perform any obligation claimed due hereunder, such Retrocessionaire, at the request of the Retrocedent, shall submit to the jurisdiction of any court of competent jurisdiction within the United States and shall comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Retrocessionaire's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. In any suit instituted against it upon this Agreement, the Retrocessionaire shall abide by the final decision of such court or of any appellate court in the event of an appeal.

     The above named are authorized and directed to accept service of process on behalf of the Retrocessionaire in any such suit and/or upon request of the Retrocedent to give a written undertaking to the Retrocedent that they shall enter a general appearance on the Retrocessionaire's behalf in the event such a suit is instituted.

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                                      19

     Further, pursuant to any statute of any state, territory, or district of the United States that makes provisions therefor, the Retrocessionaire hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute (or his successor or successors in office) as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Retrocedent or any beneficiary hereunder arising out of this Agreement, and hereby designates above named as the person to whom said officer is authorized to mail such process or a true copy thereof.

                                  ARTICLE XXV
                                  -----------

INTER-COMPANY POOLING ARRANGEMENT
---------------------------------

     It is understood and agreed that the Retrocedent has entered into the CNA Reinsurance Pooling Agreement whereby it assumes 100% of the liability of the other participants in the CNA Reinsurance Pooling Agreement. This present Agreement protect such assumed liability and attaches prior to redistribution, if any, within the participating companies. Such redistribution shall be disregarded for all purposes of this present Agreement. For all purposes of this Agreement, other member companies of the CNA Reinsurance Pooling Agreement are:
National Fire Insurance Company of Hartford, American Casualty Company of Reading Pennsylvania, Transportation Insurance Company, Transcontinental Insurance Company, Valley Forge Insurance Company, CNA Casualty of California, CNA Lloyd's of Texas and Columbia Casualty Company.

     It is also understood and agreed that the Retrocedent shall include the insurance companies of the Continental Corporation which are affiliated with, controlled by or under the common management of CNA.

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

     It is further agreed that notice shall be given to the Retrocessionaires within 45 days of the acquisition of a company, not previously a participant in either of the above-referenced, having in-force business that the Retrocedent wishes to have covered by this Agreement. In the event either party hereto maintains that the inclusion hereunder of some portion of the in force business of any such new acquisition calls for alteration in the existing terms of this Agreement, and the parties are unable to negotiate terms that are mutually acceptable, then that portion of the newly acquired in force business not considered mutually acceptable shall be covered for an additional period of 45 days from the date the dissenting party gives to the other written notice that said portion of the newly acquired in force business is unacceptable.


                                 ARTICLE XXVI
                                 ------------

INTERMEDIARY
------------

     Aon Re Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expense, salvages, and loss settlements) relating thereto shall be transmitted to the Retrocedent or the Retrocessionaires through Aon Re Inc., 123 N. Wacker Drive, Chicago, Illinois 60606. Payments by the Retrocedent to the Intermediary shall be deemed payment to the Retrocessionaires. Payment by the Retrocessionaires to the Intermediary shall be deemed payment to the Retrocedent only to the extent that such payments are actually received by the Retrocedent.

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                                      21

                      INTERESTS AND LIABILITIES AGREEMENT
                      attaching to and forming a part of
                          LMX CATASTROPHE QUOTA SHARE
                           RETROCESSIONAL AGREEMENT

                                    between

                         CONTINENTAL CASUALTY COMPANY
                    (hereinafter called the "Retrocedent")

                                      and

                              LASALLE RE LIMITED
            (hereinafter called the "Subscribing Retrocessionaire")

     It is hereby mutually understood and agreed by and between the Retrocedent and the Subscribing Retrocessionaire that effective 12:01 a.m., Standard Time, January 1, 1998 to 12:01 a.m., Standard Time, January 1, 1999 the Subscribing Retrocessionaire's share in the interests and liabilities of the
Retrocessionaires on the attached Agreement will be 47.50%.
                                                    ------

     The share of the Subscribing Retrocessionaire will be separate and apart from the shares of the other Retrocessionaires and will not be joint with those of the other Retrocessionaires, and the Subscribing Retrocessionaire will in no event participate in the interests and liabilities of the other
Retrocessionaires.

     If the Subscribing Retrocessionaire wishes to designate an alternate party to that named in the Service of Suit Article contained in the attached Agreement, then service of process will be made upon the party hereinafter named:

________________________________________________________________________________

________________________________________________________________________________

     IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Agreement to be executed in duplicate by their duly authorized representatives.

Signed at CHICAGO, ILLINOIS

                         CONTINENTAL CASUALTY COMPANY

Signature:   /s/ M. J. Laughlin            Title: Assistant Vice President,
             -------------------------            -------------------------
                                                  CNA Re
                                                  ------
Attest:      /s/ Albert Moy                Date:  2-11-98
             -------------------------            --------------------------

AR 1846-A-98--1/1/98

                                       1